SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2012

BNC BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1226 Eastchester Drive

High Point, North Carolina 27265

(Address of principal executive offices)

(336) 476-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of the Company was held on May 21, 2012.  A brief description of each matter submitted to a vote of the shareholders at the annual meeting and, for each matter, the number of votes cast in favor, against or withheld and, where applicable, the number of abstentions and the number of broker non-votes are set forth below.  Each matter was approved by the requisite vote of the Company’s shareholders.  A more complete description of each matter is set forth in the Company’s proxy statement for the annual meeting.

1.           To elect four persons to serve as directors for three-year terms or until their successors are duly elected and qualified.

	Shares voted
Nominee	in favor	Shares withheld	Broker non-votes
Charles T. Hagan III	5,113,619	21,018	1,958,315
W. Swope Montgomery, Jr.	5,102,213	32,424	1,958,315
Richard D. Callicutt II	5,104,414	30,223	1,958,315
Robert A. Team, Jr.	5,112,610	22,027	1,958,315

2.           To approve the Company’s executive compensation.

Shares voted in favor	Shares voted against	Shares abstaining
4,902,012	161,553	71,071

3.           To approve an amendment to the Company’s Articles of Incorporation to create a class of non-voting common stock.

Shares voted in favor	Shares voted against	Shares abstaining
6,829,049	208,162	55,740

4.           To approve an amendment to the Company’s Articles of Incorporation to amend the terms of the Company’s Mandatorily Convertible Non-voting Preferred Stock, Series B.

Shares voted in favor	Shares voted against	Shares abstaining
4,998,374	70,544	65,717

5.           To approve the issuance of non-voting common stock to Aquiline BNC Holdings LLC (“Aquiline”) and related transactions under Nasdaq Listing Rule 5635.

Shares voted in favor	Shares voted against	Shares abstaining
6,901,885	140,099	50,968

6.           To ratify the appointment of Cherry Bekaert & Holland LLP, by the Company’s Audit Committee as the independent registered public accounting firm for the fiscal year ending December 31, 2012.

Shares voted in favor	Shares voted against	Shares abstaining
7,037,459	38,799	16,694

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2012

BNC BANCORP

	By:	/s/ David B. Spencer
David B. Spencer
Executive Vice President &
Chief Financial Officer
(Principal Accounting Officer)